SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

                                November 10, 2005

                             SAGAMORE HOLDINGS, INC.
                             -----------------------
               (Exact Name of Registrant as Specified in Charter)

           Florida                      333-122822               20-1600519
           -------                      ----------               ----------
(State or other jurisdiction            (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)

    33 Wood Avenue South, Suite 600
           Iselin, New Jersey                                            08830
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(Address of principal executive offices)                              (Zip code)

                                 (732) 603-4967
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS

      On November 10, 2005, Sagamore Holdings, Inc. (the "Company") entered into that certain Securities Purchase Agreement ("SPA") with CSI Business Finance, Inc. ("CSI" and together with the Company, the "Parties") pursuant to which the Company issued to CSI a One Million Two Hundred and Fifty Thousand Dollar ($1,250,000) secured convertible debenture (the "Debenture") of even date with the SPA. The Debenture is convertible, in whole or in part, at any time and from time to time before maturity at the option of the holder at a fixed price of $0.25 per share, subject to certain limitations as provided therein. The Debenture has a term of (1) year, piggy-back registration rights and accrues interest at a rate equal to twelve percent (12%) per year. The Debenture is secured by certain Pledged Property as such term is defined in that certain Security Agreement, of even date with the SPA and the Debenture, by and between the Company and CSI. The Parties have also entered into an Investor Registration Rights Agreement, pursuant to which the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations therender, and applicable state securities laws.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

      See Item 1.01 above.

ITEM 8.01. OTHER EVENTS

      On November 11, 2005, Corporate Strategies, Inc. ("Strategies") entered into a stock purchase agreement (the "Agreement") pursuant to which Strategies purchased from Mr. Robert P. Farrell and Mr. Joseph W. Donohue, Jr., each a shareholder (and collectively, the "Shareholders") of the Company, and the Shareholders sold to Strategies, in the aggregate, seventy million six hundred thousand (70,600,000) shares of common stock, par value $0.001 per share ("Common Stock") of the Company in exchange for One Hundred Dollars ($100). Prior to the purchase, the Shareholders owned eighty-eight million two hundred fifty thousand (88,250,000) shares of Common Stock and upon execution of the Agreement, Strategies acquired approximately seventy percent (70%) of the total outstanding Common Stock as of the date of said Agreement.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

      (a) Not applicable.

      (b) Not applicable.

      (c) Exhibit No. Description:

Exhibit     Description                                                            Location
---------   --------------------------------------------------------------------   -----------------
10.1        Securities Purchase Agreement, dated November 10, 2005, by and         Provided herewith
            between the Company and CSI Business Finance, Inc.

10.2        Secured Convertible Debenture, dated November 10, 2005, issued by      Provided herewith
            the Company to CSI Business Finance, Inc.

10.3        Security Agreement, dated November 10, 2005, by and between the        Provided herewith
            Company


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

Exhibit     Description                                                            Location
---------   --------------------------------------------------------------------   -----------------
10.4        Investor Registration Rights Agreement, dated November 10, 2005, by    Provided herewith
            and between the Company and CSI Business Finance, Inc.

10.5        Agreement of Mutual Release and Indemnification, dated November 10,    Provided herewith
            2005, by and among the Company, NECI Acquisition, Inc. (d/b/a Nexus
            Custom Electronics Corp and Robert Farrell

10.6        Agreement of Mutual Release and Indemnification, dated November 10,    Provided herewith
            2005, by and among the Company, NECI Acquisition, Inc. (d/b/a Nexus
            Custom Electronics Corp and Joseph Donohue

10.7        Stock Purchase Agreement, dated November 11, 2005, by and among        Provided herewith
            Corporate Strategies, Inc., Mr. Robert P. Farrell and Mr. Joseph W.
            Donohue, Jr.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2005                         SAGAMORE HOLDINGS, INC.


                                                By:    /s/ Daniel J. Shea
                                                    ----------------------------
                                                Name:  Daniel J. Shea
                                                Title: Chief Financial Officer


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